SUBLICENSE AGREEMENT

      This Sublicense Agreement ("Sublicense Agreement"), dated as of April 17, 2018, is made by and among First Trust Exchange-Traded AlphaDEX(R) Fund II, on behalf of its series, First Trust India NIFTY 50 Equal Weight ETF (the "Sub-Licensee"); and First Trust Advisors L.P. ("First Trust").

                             W I T N E S S E T H :

      WHEREAS, pursuant to the License Agreement dated December 12, 2017, as may be amended from time to time (the "License Agreement"), entered into by and between India Index Services & Products Limited ("Index Provider") and First Trust, Index Provider has granted First Trust a license to use certain indexes, copyright, trademark and proprietary rights and trade secrets of Index Provider (as further described in the License Agreement, the "Index Provider Indexes and the Index Provider Marks") in connection with the issuance, sale, marketing and/or promotion of certain financial products (as further defined in the License Agreement, the "Products");

            WHEREAS, Sub-Licensee wishes to issue, sell, market and/or promote the Poducts and to use and refer to the Index Provider Indexes and Index Provider Marks in connection therewith; and

            WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

            1. License. First Trust hereby grants to Sub-Licensee a non-exclusive and non-transferable sublicense to use the Index Provider Indexes and the Index Provider Marks in connection with the issuance, distribution, marketing and/or promotion of the Products.

            2. The Sub-Licensee acknowledges that it has received and read a copy of the License Agreement and agrees to be bound by all the provisions thereof, including, without limitation, those provisions imposing any obligations on the First Trust (including, without limitation, the indemnification obligations in Section 11 insofar as such obligations arise out of or relate to the Products to be sold, issued, marketed and/or promoted by the Sub-Licensee).

            3. Sub-Licensee agrees that its obligations under the License Agreement pursuant to Section 2 of this Sublicense Agreement are as principal, and may be enforced by the Index Provider, and shall be unaffected by any defense or claim that First Trust may have against Index Provider.

            4. This Sublicense Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to its conflict of laws provisions.


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            IN WITNESS WHEREOF, the parties hereto have executed this Sublicense
Agreement as of the date first set forth above.


                                       FIRST TRUST EXCHANGE-TRADED
                                       ALPHADEX(R) FUND II, ON BEHALF OF ITS
                                       SERIES, FIRST TRUST INDIA NIFTY 50
                                       EQUAL WEIGHT ETF

                                       /s/ Donald P. Swade
                                       -----------------------------------------
                                       By: Donald P. Swade
                                           -------------------------------------
                                       Title: Treasurer, Chief Financial Officer
                                              and  Chief Accounting Officer
                                              ----------------------------------


                                       FIRST TRUST ADVISORS L.P.

                                       /s/ James M. Dykas
                                       -----------------------------------------
                                       By: James M. Dykas
                                           -------------------------------------
                                       Title: Chief Financial Officer
                                              ----------------------------------